UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2009

FREEDOM FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-51286	43-1647559
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3058 East Elm Street, Springfield, MO 65802
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (417) 866-6600

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

As previously disclosed in our Form 10-Q for the period ended June 30, 2009, the lender (“ReMark”) for our $15 million line of credit has advised us it is no longer extending credit to finance companies and thus our line of credit will not be extended or renewed when it matures on January 31, 2010 (the “Maturity Date”).  We are dependent on the ReMark line of credit to fund our acquisition of auto receivables and finance our business.  Without significant additional capital or a substitute for the ReMark warehouse line of credit, we will be unable to continue participating in the auto receivables finance business on a profitable basis.  Our management and investment banking firm have been diligently seeking to obtain alternative sources of debt and equity financing prior to the Maturity Date.  The preferred strategy of our management and board continues to be to seek to obtain new financing or a capital infusion to replace the line of credit prior to the Maturity Date.  However, all indications thus far are that such financing is not readily available to us due to current economic conditions and continuing tight credit markets.  Our financial advisors have therefore recommended that the Board of Directors and management should consider strategic alternatives to potential debt and equity financing transactions.

Accordingly, with the Board of Directors’ approval, management has expanded the scope of possible transactions it is evaluating, which could include (among other things) a sale of all or a substantial portion of our loan portfolio or other transactions involving a sale or merger of the Company, with the objective of paying off the ReMark loan prior to the Maturity Date.  We believe that an orderly sale of our receivable assets in a voluntary transaction with an unrelated third party should realize a significantly higher return than an involuntary sale or liquidation of that portfolio by ReMark at possibly distressed prices following the Maturity Date.

We have received proposed non-binding letters of intent from prospective purchasers of our loan portfolio as well as other informal inquiries and indications of interest, and one prospective non-affiliated purchaser has undertaken due diligence to review the loan portfolio.  Each of these proposals, inquiries and indications of interest is subject to significant conditions, and would require the parties to negotiate and enter into definitive agreements.  We would likely cease purchasing new loans shortly following executing a definitive agreement.

We have executed one of the proposed non-binding letters of intent with a non-affiliated third party.  This letter of intent is subject to significant conditions, including stockholder approval, but includes a binding obligation for the Company to pay a $150,000 “break-up fee” in the event we do not complete the transaction due to no fault of the buyer.  For numerous reasons, the Board believes that the letter of intent it has executed is the most advantageous to our stockholders.  The letter of intent does not preclude us from continuing to seek and consider other strategic transactions, including our preferred strategy to obtain new financing or capital infusion.

In the event of a transaction involving the sale of all or substantially all of our assets, the Company would likely dissolve and liquidate after completing the transaction.  However, our Board has not made any determination to dissolve and liquidate, and any dissolution of the Company would be subject to stockholder approval.  If the Company were to dissolve, we may seek to suspend filing reports and other information under the Securities Exchange Act of 1934.

No assurance can be given that the conditions of the executed letter of intent will be satisfied, or that we will enter into a definitive agreement according to the terms of the letter of intent.  No assurance can be given that the proposed transaction described above will be approved by our stockholders or ultimately consummated.

In connection with consummating the transaction under the executed letter of intent, we anticipate we would incur material charges in accordance with paragraph 8 of Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146), including employee severance, potential retention incentives to key executives and other charges.  The amount of any such charges is unknown at this time.

Cautionary Statement Regarding Forward-Looking Information.  This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding our expectations with respect to the Company’s future business, financing and potential dissolution.  Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements.  Factors that might affect actual results, performance, or achievements include, among other things, our ability to obtain financing to refinance the ReMark line of credit or to sell our assets for a price that will enable us to pay off the ReMark line of credit, the risk that ReMark may declare us in default if we don’t pay off the ReMark line of credit prior to the Maturity Date, the risk that ReMark could sell our assets at distressed prices if we default, any failure of our proposed asset sale to close, the amount of proceeds we receive from that asset sale, and whether we will have any funds remaining to distribute to our stockholders after paying off the ReMark line of credit and the expenses of liquidation.  The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, as of the date of this report, taking into account information currently available to us.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors detailed in our filings with the Securities and Exchange Commission, not all of which are known to us.  Neither we nor any other person assumes responsibility for the accuracy or completeness of these statements.  We do not intend to update these forward-looking statements and undertake no duty to any person to provide any such update under any circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 22, 2009	FREEDOM FINANCIAL GROUP, INC.

	By:	/s/ Jerald L. Fenstermaker
President and Chief Executive Officer